UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2014

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of WPX Energy, Inc. (the “Company”) held on May 22, 2014, the following actions took place.

1. Election of Directors. The Company’s stockholders reelected Messrs. Bender, Herdman, and Lorch as directors of the Company for a three-year term based on the following votes.

Nominee	For	Against	Abstain	Broker Non-Votes
James J. Bender	160,233,543	843,341	111,088	24,432,408
Robert K. Herdman	160,017,193	1,075,169	95,530	24,432,408
George A. Lorch	159,222,754	1,865,023	100,115	24,432,408

2. Say on Pay. The Company’s stockholders approved, on a non-binding advisory basis, the Company’s executive compensation based on the following votes.

For	Against	Abstain	Broker Non-Votes
158,027,928	2,738,710	421,254	24,432,408

3. Ratification of Appointment of Auditors. The Company’s stockholders approved the ratification of the appointment of Ernst & Young LLP as the independent public accounting firm for the Company for the year ending December 31, 2014 based on the following votes.

For	Against	Abstain	Broker Non-Votes
184,698,778	744,476	177,046	0

4. Stockholder Proposal. The Company’s stockholders did not approve the stockholder proposal requesting that the Board adopt quantitative goals, based on current technologies, for reducing greenhouse gas emissions and report to stockholders by fall 2014 on its plan to achieve those goals based on the following votes.

For	Against	Abstain	Broker Non-Votes
22,923,629	110,586,832	27,677,431	24,432,408

5. Stockholder Proposal. The Company’s stockholders approved the stockholder proposal requesting that the Board take all necessary steps to require that all directors elected at or after the annual meeting in 2015 be elected on an annual basis based on the following votes.

For	Against	Abstain	Broker Non-Votes
147,903,122	7,885,352	2,517,300	27,294,636

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz Vice President and Secretary

DATED: May 28, 2014